Exhibit 99.(j)

AGREEMENT BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON SCHEDULE A ATTACHED HERETO

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Section 3.09.	Futures Contracts.	14
Section 3.10.	Borrowings	15
Section 3.11.	Interest Bearing Deposits	15
Section 3.12.	Foreign Exchange Transactions	16
Section 3.13.	Securities Loans	17
Section 3.14.	Collections	18
Section 3.15.	Dividends, Distributions and Redemptions	19
Section 3.16.	Proceeds from Shares Sold	19
Section 3.17.	Proxies, Notices, Etc	20
Section 3.18.	Bills and Other Disbursements	20
Section 3.19.	Nondiscretionary Functions	20
Section 3.20.	Bank Accounts.	20
Section 3.21.	Deposit of Fund Assets in Securities Systems	21
Section 3.22.	Maintenance of Assets in Underlying Fund Systems	23
Section 3.23.	Other Transfers	24
Section 3.24.	Establishment of Segregated Account(s	24
Section 3.25.	Custodian’s Books and Records	24
Section 3.26.	Opinion of Fund’s Independent Certified Public Accountants	26
Section 3.27.	Reports by Independent Certified Public Accountants	26
Section 3.28.	Overdrafts	26
Section 3.29.	Reimbursement for Advances	27
Section 3.30.	Claims	28
ARTICLE IV. PROPER INSTRUCTIONS AND RELATED MATTERS		28
Section 4.01.	Proper Instructions	28
Section 4.02.	Authorized Persons	29
Section 4.03.	Persons Having Access to Assets of the Fund or Series	30
Section 4.04.	Actions of Custodian Based on Proper Instructions	30
ARTICLE V. SUBCUSTODIANS		30
Section 5.01.	Domestic Subcustodians	30
Section 5.02.	Foreign Subcustodians	31
Section 5.03.	Termination of a Subcustodian	31
Section 5.04	Eligible Securities Depositories	32
ARTICLE VI. STANDARD OF CARE; INDEMNIFICATION		33
Section 6.01.	Standard of Care	33
Section 6.02.	Liability of Custodian for Actions of Other Persons	36
Section 6.03.	Indemnification	37
Section 6.04.	Fund’s Right to Proceed	40
ARTICLE VII. COMPENSATION		40
ARTICLE VIII. TERMINATION		41
Section 8.01.	Termination of Agreement as to One or More Funds.	39
Section 8.02.	Termination as to One or More Series	42
ARTICLE IX. MISCELLANEOUS		43
Section 9.01.	Execution of Documents, Etc.	43
Section 9.02.	Representative Capacity; Nonrecourse Obligations	43

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CUSTODIAN AGREEMENT

AGREEMENT made this 21st day of September, 2001 between each of the investment companies listed on Schedule A hereto, as the same may be amended from time to time and State Street Bank and Trust Company (the “Custodian”).

WITNESSETH:

WHEREAS, each Fund (as defined in Section 1.14 below) desires to appoint the Custodian as custodian on its own behalf and, if a series fund, on behalf of each of its series, in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, under the terms and conditions set forth in this Custodian Agreement (including any Schedules or Appendices hereto), and the Custodian has agreed to act as custodian for such Fund; and

WHEREAS, the Board of Directors/Trustees of each Fund has approved the appointment of the Custodian as “Foreign Custody Manager,” as such term is defined in Rule 17f-5 under the Investment Company Act of 1940, as amended, of such Fund, and the Custodian has agreed to assume the responsibilities of a Foreign Custody Manager under the terms and conditions of this Agreement and the guidelines and procedures adopted by the Board of Directors/Trustees of each Fund and annexed hereto as Schedule B.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINED TERMS

The following terms are defined as follows:

Section  1.01.         “Account” shall mean an account of the Custodian established at a bank, Securities System or Subcustodian (as defined in Sections 1.25 and 1.30, respectively), which shall include only Property (as defined in Section 1.24) held as custodian or otherwise for a Fund or a series of a Fund. To the extent required by law or in accord with standard industry practice in a particular market, an Account may be an omnibus account in the name of the Custodian or its nominee provided that the records of the Custodian shall indicate at all times the Fund or other customer for which Property is held in such Account and the respective interests therein.

Section  1.02.         “Affiliate” shall mean any entity that controls, is controlled by, or is under common control with any other entity.

Section  1.03.         “Agreement” shall mean this agreement between each of the Funds and the Custodian and all current or subsequent schedules and appendices hereto.

Section  1.04.         “Authorized Person(s)” shall mean all persons authorized in writing by each Fund to give Proper Instructions (as defined in Section 1.23) or any other notice, request, direction, instruction, certificate or instrument on behalf of a Fund or a series thereof.

Section  1.05.         “Bank Account” shall mean any demand deposit bank account (provided that demand may not be made by check), which will be an interest bearing bank account where permitted by law and agreed between the Custodian and a Fund, held on the books of the Custodian or a Subcustodian for the account of a Fund or a series of a Fund.

Section  1.06.         “Banking Institution” shall mean a bank or trust company, including the Custodian, any Subcustodian or any subsidiary or Affiliate of the Custodian.

Section  1.07.         “Board” shall mean the Board of Directors or Trustees, as applicable, of a Fund.

Section  1.08.         “Business Day” shall mean any day on which the New York Stock Exchange or the Custodian is open for business that is not a Saturday or Sunday.

Section  1.09.         “Commission” shall mean the U.S. Securities and Exchange Commission.

Section  1.10.         “DR” shall mean an American Depositary Receipt, European Depositary Receipt, or Global Depositary Receipt or similar instrument issued by a depositary to represent the underlying securities held by the depositary.

Section  1.11.         “Domestic Subcustodian” shall mean any bank as defined in Section 2(a)(5) of the Investment Company Act (as defined in Section 1.17) meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder, that acts on behalf of one or more Funds, or on behalf of the Custodian as custodian for one or more Funds, as a Subcustodian for purposes of holding cash, securities and other assets of such Funds and performing other functions of the Custodian within the United States.

Section  1.12.         “Eligible Securities Depository” shall mean a system for the central handling of securities as defined in Rule 17f-4 under the Investment Company Act that meets the requirements of an “eligible securities depository” under Rule 17f-7 under the Investment Company Act, as such may be amended or interpreted from time to time by the Commission.

Section  1.13.         “Foreign Subcustodian” shall mean (i) any bank, trust company, or other entity meeting the requirements of an “eligible foreign custodian” under the rules and regulations under Section 17(f) of the Investment Company Act or by order of the Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the Investment Company Act meeting the requirements of a custodian under Section 17(f) of the Investment Company Act and the rules and regulations thereunder to act on behalf of one or more Funds as a Subcustodian for purposes of holding cash, securities and other assets of such Fund(s) and performing other functions of the Custodian in countries other than the United States.

Section  1.14.         “Fund” shall mean any registered, open-end or closed-end investment company listed on Schedule A hereto as it shall be amended from time to time. Collectively, they shall be referred to as the “Funds.”

Section  1.15.         “Institutional Client” shall mean a major commercial bank, corporation, insurance company, or substantially similar institution that purchases or sells securities and makes substantial use of custodial services.

Section  1.16.         “Interest Bearing Deposits” shall mean interest bearing fixed term and call deposits.

Section  1.17.         “Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

Section  1.18.         “Loans” shall mean corporate loans or participation interests therein, or assignments thereof.

Section  1.19.         “Overdraft” shall mean any payment or transfer of funds on behalf of a Fund or series of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund or series thereof.

Section  1.20.         “Overdraft Notice” shall mean any written notification of an Overdraft by facsimile transmission or any other such manner as a Fund and the Custodian may agree in writing.

Section  1.21.         “Person” shall mean the Custodian or any Subcustodian or Securities System, or any Eligible Securities Depository used by any such Subcustodian, or any nominee of the Custodian or any Subcustodian.

Section  1.22.         “Procedural Agreement” shall mean any futures margin procedural agreement among a Fund or series of a Fund, the Custodian and any futures commission merchant.

Section  1.23.         “Proper Instructions” shall mean: (i) either a tested telex or a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the applicable Fund or series of a Fund by one or more Authorized Persons; (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the applicable Fund that is transmitted in compliance with the security procedures established for such communications by the Custodian and the Fund; provided, however, that communications purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved. Proper Instructions shall include all information necessary to permit the Custodian to fulfill its duties and obligations thereunder. Proper Instructions provided by facsimile transmission or under subsection (ii) shall be subject to a commercially reasonable authentication procedure, such as call back.

Section  1.24.         “Property” shall mean any securities or other assets of a Fund or series that are accepted by the Custodian for safekeeping, or cash accepted by the Custodian for deposit on behalf of a Fund or series of a Fund.

Section  1.25.         “Securities System” shall mean (i) the Depository Trust Company, including its Mortgage Backed Securities Division and/or (ii) any book-entry system as provided in (1) Subpart O of Treasury Circular No. 300, 31 CFR 306, (2) Subpart B of 31 CFR Part 350, (3) the book-entry regulations of federal agencies substantially in the form of Subpart O, (4) any other domestic clearing agency registered with the Commission under Section 17A of the Securities Exchange Act of 1934, as amended, which acts as a securities depository. Each such Securities System shall be approved by each Fund’s Board.

Section  1.26.         “Segregated Account” shall mean an account established for and on behalf of a Fund in which may be held Property that is maintained: (i) for the purposes set forth in Section 3.08, 3.09, and 3.10, hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.

Section  1.27.         “Series” shall mean the one or more series of shares into which a Fund may be organized, each of which shall represent an interest in a separate portfolio of Property and shall include all of the existing and additional Series now or hereafter listed on Schedule A.

Section  1.28.         “Shareholder Servicing Agent” shall mean a Fund’s transfer agent or person performing comparable duties.

Section  1.29.         “Shares” shall mean all classes of shares of a Fund or Series.

Section  1.30.         “Subcustodian” shall mean any duly appointed Domestic Subcustodian or Foreign Subcustodian.

Section  1.31.         “Terminating Fund” shall mean a Fund or Series that has terminated the Agreement with the Custodian or as to which the Custodian has terminated the Agreement, all in accordance with the provisions of Section 8.01.

ARTICLE II.

APPOINTMENT OF CUSTODIAN

Each Fund hereby appoints the Custodian as custodian and as Foreign Custody Manager for the term and subject to the provisions of this Agreement. Custodian’s duties and obligations as Foreign Custody Manager and with respect to Eligible Securities Depositories shall be as set forth in this Agreement, including Schedule B hereto. Each Fund shall deliver to the Custodian or a Subcustodian, or shall cause to be delivered to the Custodian or a Subcustodian, Property owned by such Fund and, where applicable, shall specify to which of its Series such Property is to be specifically allocated.

ARTICLE III.

POWERS AND DUTIES OF CUSTODIAN

With respect to Property of each Fund or Series, the Custodian shall have and perform the following powers and duties:

Section  3.01.         Safekeeping. The Custodian shall from time to time receive delivery of Property of a Fund or Series and shall maintain, hold and, with respect to Property that is not cash, keep safely all Property of each Fund or each Series that has been delivered to and accepted by the Custodian. Custodian shall accept and maintain Property received in the form of cash as a deposit obligation of the Custodian or a Subcustodian.

Section  3.02.         Manner of Holding Securities.

(a)           The Custodian shall at all times hold securities of each Fund or Series (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form, or (ii) in book-entry form by a Securities System or by a transfer agent or registrar of another investment company (an “Underlying Fund System”), or (iii) with respect to Loans, by possession of all documents, certificates and other such instruments, including any schedule of payments (“Financing Documents”) as are delivered to the Custodian.

(b)           Upon receipt of Proper Instructions, the Custodian shall open an Account in the name of each Fund or Series and shall hold registered securities of each Fund or Series (i) in the name or any nominee name of the Custodian, a Subcustodian or the Fund, or (ii) in street name. In carrying out the foregoing obligation, the Custodian shall, to the extent permitted by law and, where Custodian deems it advisable based upon any legal advice Custodian has obtained with respect to a particular market and upon other factors the Custodian deems appropriate, hold registered securities of each Fund or Series in a manner that is appropriate to the Fund’s tax domicile and that takes into consideration the best interests of the Fund with respect to regulatory matters relating to custody; and provided further that the Custodian shall, on an ongoing basis, provide accurate information to a Fund and such other persons as a Fund may designate with respect to the registration status of each Fund’s securities, and an accurate record of securities held by each Fund and such Fund’s respective interest therein.

(c)           The Custodian may hold Property for all of its customers, including a Fund or Series, with any Foreign Subcustodian in an Account that is identified as belonging to the Custodian for the benefit of its customers or in a depository account, including an omnibus account, with an Eligible Securities Depository; provided, however, that (i) the records of the Custodian with respect to Property of any Fund or Series that are maintained in such Account or depository account shall identify such Property as belonging to the applicable Fund or Series and (ii) to the extent permitted and customary in the market in which the Account or depository account is maintained, the Custodian shall require that Property so held by a Foreign Subcustodian or Eligible Securities Depository be held separately from any assets of the Custodian or such Foreign Subcustodian.

(d)           The Custodian shall send each Fund a written statement, advice or notification of any transfers of any Property of the Fund to or from an Account or an account at an Eligible Securities Depository (a “depository account”). Each such statement, advice or notification shall identify the Property transferred and the entity that has custody of the Property. Unless a Fund provides the Custodian with a written exception or objection to any such statement, advice or notification within ninety (90) days of Fund’s receipt thereof, the Fund shall be deemed to have approved such statement, advice or notification. To the extent permitted by law and the terms of this Agreement, the Custodian shall not be liable for the contents of any such statement, advice or notification that has been approved by a Fund.

Section  3.03.         Security Purchases and Sales.

(a)           Upon receipt of Proper Instructions, insofar as funds are available for the purpose, the Custodian shall pay for and receive securities purchased for the account of a Fund or Series, payment being made by the Custodian only: (i) upon receipt of the securities, certificates, or other acceptable evidence of ownership (1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, (3) by a Securities System or (4) by an Underlying Fund System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted trading practices, or (4) the terms of any instrument representing the purchase. With respect to a clearing corporation or Securities System, securities may be held only with an entity approved by a Fund’s Board. Notwithstanding the foregoing, in the case of U.S. repurchase agreements entered into by a Fund, the Custodian may release funds to a Securities System or to a Domestic Subcustodian prior to the receipt of advice from the Securities System or Domestic Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account of the Custodian maintained with such Securities System or Domestic Subcustodian, so long as such payment instructions to the Securities System or Domestic Subcustodian require that the Securities System or Domestic Subcustodian may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account. In the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 3.08, 3.09, 3.11 and 3.12, the Custodian may not make payment therefor without receiving an instrument or other document evidencing said deposit except in accordance with standard industry practice.

(b)           Upon receipt of Proper Instructions, the Custodian shall make delivery of securities that have been sold for the account of a Fund or Series, but only: (i) against payment therefor (1) in the form of cash, by a certified check, bank cashier’s check, bank credit, or bank wire transfer, (2) by credit to the Account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the Account of the Custodian with a Securities System subject to final end-of-day settlement in accordance with the rules of the applicable Securities System; or (ii) otherwise in accordance with (1) Proper Instructions, (2) applicable law, (3) generally accepted trading practices, or (4) the terms of any instrument representing the sale.

(c)           In the case of the purchase or sale of securities the settlement of which occurs outside of the United States or the receipt of which and payment therefor take place in different countries, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the applicable country or countries. In the case of securities held in physical form, if standard industry practice in the country so requires, such securities shall be delivered and paid for in accordance with “street delivery custom” to a broker or its clearing agent (for example, against delivery to the Custodian or a Subcustodian of a receipt for such securities) provided that the Custodian shall take reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion to seek to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

Section  3.04.         Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall, to the extent permitted by applicable law and in accord with standard industry practice in the relevant market, exchange securities held by the Custodian for the account of any Fund or Series for other securities in connection with any reorganization, recapitalization, stock split, change of par value, conversion or other event relating to the securities or the issuer of such securities, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. With respect to tender or exchange offers, the Custodian shall transmit promptly to a Fund all written information actually received by the Corporate Actions Department or other applicable department of the Custodian, or from a Subcustodian, an Eligible Securities Depository, or a Securities System, or directly from issuers of the securities whose tender or exchange is sought and from the parties (or their agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer, or any other similar transaction, the Fund shall notify the Custodian, within a time period set by the Custodian and communicated promptly to the Fund, prior to the date on which the Custodian is to take such action. Without receiving such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 3.02(b), and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or nominee of the Custodian and further provided that the Custodian shall, consistent with local market practice, at the time of surrendering the securities or instruments (i) receive a receipt or other instrument or document evidencing the ownership thereof or (ii) take other reasonable steps to seek to ensure proper delivery of the securities and adequate protection of a Fund’s ownership interest in the securities.

Section  3.05.         Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall instruct a Subcustodian appointed pursuant to Article V hereof to surrender securities to the depositary that holds securities of an issuer that are represented by DRs for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian that the depositary has acknowledged receipt of instructions to issue DRs with respect to such securities in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian’s location, or at such other place as the Custodian may from time to time designate.

Upon receipt of Proper Instructions, the Custodian shall surrender DRs to the issuer thereof against a written receipt therefor adequately describing the DRs surrendered and written evidence satisfactory to the Custodian that the issuer of the DRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such DRs to a Subcustodian.

Section  3.06.         Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities, for the purpose of being exercised or sold, provided that the new Property, if any, acquired by such action is to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all commercially reasonable action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian has actual knowledge, and shall promptly notify each applicable Fund of such action in writing by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing.

Section  3.07.         Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights, foreign tax reclaims and other items of a like nature, and deal with the same pursuant to Proper Instructions relative thereto. Custodian duties and obligations under this Section 3.07 may from time to time be limited by written agreement between the Custodian and a Fund or Series. With respect to securities held by the Custodian in street name, Custodian’s duties and obligations under this Section 3.07 shall be limited to those stock dividends, foreign tax reclaims and other items of a like nature that the Custodian is able, using commercially reasonable methods (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) in its discretion, to receive and collect from the record holders of such securities. The Custodian’s further duties and obligations with respect to tax reclaims shall be as set forth in Schedule C hereto.

Section  3.08.         Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, a Fund on its own behalf or on behalf of any applicable Series relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (i) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Fund or Series; (ii) deposit and maintain Property in a Segregated Account; and (iii) pay, release and/or transfer such Property in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. Each Fund or Series (severally and not jointly) and the broker-dealer shall be responsible for the sufficiency of assets held in any Segregated Account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract, or releases of the Commission or interpretive positions of the Commission staff.

Section  3.09.         Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provisions of any Procedural Agreement among a Fund, the Custodian, and any futures commission merchant regarding “margin,” the Custodian shall: (i) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Fund; (ii) segregate and maintain in a Segregated Account Property designated as initial, maintenance or variation margin deposits intended to secure the performance by the applicable Fund or Series of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (iii) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreement. Alternatively, the Custodian may deliver assets in accordance with Proper Instructions to a futures commission merchant for purposes of the margin requirements in accordance with Rule 17f-6 under the Investment Company Act. If delivery is made in accordance with Proper Instructions, Custodian shall be deemed to have acted in accordance with Rule 17f-6. Each Fund or Series (severally and not jointly) and such futures commission merchant shall be responsible for the sufficiency of assets held in the Segregated

Account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

Section  3.10.         Borrowings. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund or Series thereof to lenders or their agents or otherwise establish a Segregated Account at the Custodian as agreed to by the applicable Fund or Series and the Custodian and, where applicable, any third-party lender, as collateral for borrowings effected by such Fund, provided that such borrowed money is payable to or upon the Custodian’s order as Custodian for the applicable Fund and concurrently with the delivery of such securities.

Section  3.11.         Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase Interest Bearing Deposits for the account of a Fund or Series, the Custodian shall purchase such Interest Bearing Deposits in the name of the Custodian on behalf of the applicable Fund or Series with such Banking Institutions and in such amounts as the applicable Fund or Series may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Fund or Series appropriate notation as to the amount and currency of each such Interest Bearing Deposit, the accepting Banking Institution and all other appropriate details, and shall receive and retain such forms of advice or receipt, if any, evidencing such Interest Bearing Deposit as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to each Fund for Interest Bearing Deposits accepted on the Custodian’s books in the United States on behalf of a Fund or Series shall be that of an U.S. bank for a similar deposit.

With respect to Interest Bearing Deposits other than those accepted on the Custodian’s books (i) the Custodian shall be responsible for the collection of income as set forth in Section

3.14 and the transmission of cash and instructions to and from such Interest Bearing Deposit; and (ii) except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of the Banking Institution. So long as the Custodian acts in accordance with Proper Instructions, the Custodian shall have no responsibility for the failure of such Banking Institution to pay upon demand. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Banking Institution that is not a branch or Affiliate of the Custodian. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each such Interest Bearing Deposit to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation (it being understood and acknowledged that such deposits are not eligible for “pass-through” insurance).

Section  3.12.         Foreign Exchange Transactions.

(a)           Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund or Series with such currency brokers or Banking Institutions as the applicable Fund or Series may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash to and receipt of cash from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements delivered to the Custodian or a Subcustodian evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 3.25. Except as agreed upon in writing by the Custodian and a Fund from time to time, the Custodian shall have no duty under this Section 3.12(a) with respect to the selection of the currency brokers or Banking Institutions with which the Fund or a Series deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of selected brokers or Banking Institutions to comply with the terms of any contract or option.

(b)           Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter as principal into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund or Series. When acting as principal, the Custodian shall be responsible for the prudent selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option. In cases where the Custodian, or its subsidiaries, Affiliates, or Subcustodians enter into a separate master foreign exchange contract with a Fund that covers foreign exchange transactions for an Account, the terms and conditions of that foreign exchange contract, and, to the extent not inconsistent, this Agreement, shall apply to such transactions.

Section  3.13.         Securities Loans. Upon receipt of Proper Instructions, the Custodian shall deliver securities of any Fund in connection with loans of securities by such Fund, to the borrower thereof or a securities lending agent identified by the Fund, upon, or, upon Proper Instructions, prior to, the receipt of cash collateral, if any, for such borrowing. In the event U.S. Government securities are to be used as collateral, the Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian. The Custodian and each Fund understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of collateral in the form of U.S. Government securities. To the extent the Custodian acts as lending agent for a Fund, each party’s duties and obligations with respect to that arrangement will be governed by a separate written agreement mutually agreed upon by the Fund and the Custodian.

Section  3.14.         Collections. Consistent with standard industry practice in the applicable market, the Custodian shall, and shall cause any Subcustodian to, take all commercially reasonable steps (which shall not include the institution of legal proceedings except pursuant to Section 6.03(c)) at its discretion to: (i) collect amounts due and payable to each Fund or Series with respect to portfolio securities and other assets of each such Fund or Series; (ii) promptly credit to the Account of each applicable Fund or Series all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder no later than upon Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and the applicable Fund; (iii) promptly endorse and deliver any instruments required by standard industry practice in each market to effect such collections; and (iv) pursuant to Proper Instructions, promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Fund or Series, or in connection with the purchase, sale or transfer of such securities or other assets. The Custodian shall promptly notify each applicable Fund in accordance with standard operating procedures if any amount payable with respect to portfolio securities or other assets of the Fund or Series is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default. With respect to amounts due and payable on portfolio securities held by the Custodian in street name, Custodian’s duties and obligations under this Section 3.14 shall be limited to the collection of amounts of which Custodian has actual knowledge and that it is able, using commercially reasonable methods, to collect from the record holder of such securities. Subject to the provisions of any separate written agreement entered into by the Custodian and a Fund pursuant to Section 3.13, income due each Fund or Series on securities loaned shall be the responsibility of such Fund or Series, provided that the Custodian shall use all commercially reasonable methods to assist the Fund or Series to collect such income.

Section  3.15.         Dividends, Distributions and Redemptions. Upon receipt of Proper Instructions, the Custodian shall promptly release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of Proper Instructions, the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Shareholder Servicing Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Shareholder Servicing Agent a request for repurchase or redemption of their shares of capital stock of such Fund.

Section  3.16.         Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by a Fund or Series and shall promptly credit such funds to the Account(s) of the applicable Fund or Series. The Custodian shall promptly notify each applicable Fund or Series of Custodian’s receipt of cash in payment for Shares issued by such Fund or Series by facsimile transmission or in such other manner as the Fund or Series and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (i) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the applicable Fund or Series; and (ii) make federal funds received by the Custodian available to the applicable Fund or Series as of specified times agreed upon from time to time by the applicable Fund or Series and the Custodian, in the amount received in payment for Shares which are deposited to the Accounts of each applicable Fund or Series.

Section  3.17.         Proxies, Notices, Etc. The Custodian shall provide each Fund or Series with proxy services in accordance with the terms and conditions set forth in Schedule D to this Agreement.

Section  3.18.         Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of each Fund or Series.

Section  3.19.         Nondiscretionary Functions. The Custodian shall attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Fund held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

Section  3.20.         Bank Accounts.

(a)           Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a Bank Account on the books of the Custodian or any Subcustodian or a Banking Institution other than the Custodian or any Subcustodian provided that such Bank Account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Fund or Series, and shall be subject only to the draft or order of the Custodian; provided, however, that such Bank Accounts in countries other than the United States may be held in an Account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Fund or other customer for which Property is held in such Account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on the Custodian’s books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to each applicable Fund or Series for deposits accepted on any Subcustodian’s books shall be governed by the provisions of Section 6.01. ). Except upon the request of a Fund and as agreed by the Custodian, the Custodian shall have no duty with respect to the selection of a Banking Institution. As mutually agreed from time to time by a Fund and the Custodian, the Custodian shall be responsible for the prudent selection and monitoring of a Banking Institution. The Custodian shall not be liable for the insolvency of any Subcustodian or Banking Institution that is not a branch or Affiliate of the Custodian.

(b)           Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such commercially reasonable actions as the applicable Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 3.20 to be insured to the maximum extent possible by all applicable government deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section  3.21.         Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund or Series in a Securities System provided that such Fund’s Board has specifically approved such Securities System prior to its use. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and Commission rules and regulations, if any, and Custodian’s duties and obligations with respect to securities deposited or maintained therein will at all times be subject to the rules and procedures of the applicable Securities System. To the extent permitted by the foregoing, use of a Securities System shall also be subject to the following provisions:

(a)           The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Subcustodians appointed by the Custodian (provided that any such Subcustodian shall be qualified to act as a custodian of such Fund pursuant to the Investment Company Act and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an Account of the Custodian or such Subcustodian in the Securities System, which Account shall not include any assets of the Custodian or Subcustodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

(b)           The Securities System shall be obligated to comply with the directions of the Custodian or Subcustodian, as the case may be, with respect to the securities held in such Account.

(c)           Each Fund or Series hereby designates the Custodian, or the Custodian’s or Securities System’s nominee, as the case may be, as the party in whose name or nominee name any securities deposited by the Custodian in the Account at the Securities System are to be registered.

(d)           The books and records of the Custodian with respect to securities of a Fund or Series that are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund or Series.

(e)           Upon receipt of Proper Instructions and subject to the provisions of Section 3.03, the Custodian shall pay for securities purchased for the account of any Fund or Series upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund or Series. The Custodian shall transfer securities sold for the account of any Fund or Series upon (i) receipt of an advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund or Series. Copies of all advices from the Securities System of transfers of securities for the account of a Fund or Series shall identify the Fund or Series, be maintained for the Fund or Series by the Custodian or Subcustodian as referred to in Section 3.21(a), and be provided to the Fund or Series at its request. The Custodian shall furnish to each Fund or Series confirmation of each transfer to or from the account of such Fund or Series in the form of a written report or notice and shall furnish to each Fund or Series copies of daily transaction reports reflecting each day’s transactions in the Securities System for the account of that Fund or Series on the next succeeding Business Day. Such transaction reports shall be delivered to each applicable Fund or Series, or any Subcustodian designated by such Fund or Series, pursuant to Proper Instructions by computer or in any other manner as such Fund or Series and the Custodian may agree in writing.

(f)            The Custodian shall provide each Fund with any report obtained by the Custodian or Subcustodian as referred to in Section 3.21(a) on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

(g)           Upon receipt of Proper Instructions, the Custodian shall terminate the use of any such Securities System on behalf of that Fund or Series as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Fund or Series maintained with such Securities System.

Section  3.22.         Maintenance of Assets in Underlying Fund Systems. The Custodian may maintain securities owned by each Fund or Series by book-entry in an Underlying Fund System provided that the Custodian’s books and records identify the specific type and amount of securities so held and the Custodian reconciles those records against the book-entry records of the Underlying Fund System on a monthly basis.

Section  3.23.         Other Transfers. Upon receipt of Proper Instructions, the Custodian shall deliver securities, funds and other Property of each Fund to a Subcustodian or another custodian of such Fund; and, upon receipt of Proper Instructions, make such other disposition of securities, funds or other Property of such Fund in a manner other than, or for purposes other than, as enumerated elsewhere in this Agreement, provided that Proper Instructions relating to such disposition shall include a statement of the amount of securities to be delivered and the name of the person or persons to whom delivery is to be made.

Section  3.24.         Establishment of Segregated Account(s). Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a Segregated Account for and on behalf of a Fund or Series in which Segregated Account may be held Property of such Fund or Series, including securities maintained by the Custodian in a Securities System pursuant to Section 3.21 hereof, said Segregated Account to be maintained: (i) for the purposes set forth in Section 3.08, 3.09, and 3.10, hereof; (ii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666 (pub. avail. Apr. 18, 1979), or any subsequent release or releases of the Commission relating to the maintenance of Segregated Accounts by registered investment companies, or (iii) for any other lawful purposes as may be deemed necessary by the Fund.

Section  3.25.         Custodian’s Books and Records. The Custodian shall provide any assistance reasonably requested by a Fund in the preparation of reports to such Fund’s shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the account of each Fund or Series as required by the rules and regulations of the

Commission applicable to investment companies registered under the Investment Company Act, including, without limitation: (i) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (ii) ledgers or other records reflecting (1) securities in transfer, (2) securities in physical possession, (3) securities borrowed, loaned or collateralizing obligations of each Fund, (4) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (5) dividends and interest received, (6) the amount of tax withheld by any person in respect of any collection made by the Custodian or any Subcustodian, and (7) the amount of reclaims or refunds for foreign taxes paid; and (iii) canceled checks and bank records related thereto. The Custodian shall keep such other books and records of each Fund or Series as such Fund or Series shall reasonably request and Custodian shall agree, which agreement shall not be unreasonably withheld. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the applicable Fund or Series and in compliance with the rules and regulations of the Commission, including, but not limited to, books and records required to be maintained by Section 31(a) of the Investment Company Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be available upon reasonable prior notice during normal business hours for inspection and use by such Fund or Series and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, no Fund or Series shall take any actions or cause the Custodian to take any actions that would cause the Custodian, either directly or indirectly, to violate any applicable laws, regulations or orders.

Section  3.26.         Opinion of Fund’s Independent Certified Public Accountants. The Custodian shall take all commercially reasonable actions as a Fund may request to obtain from year to year favorable opinions from such Fund’s independent certified public accountants with respect to the Custodian’s activities hereunder in connection with the preparation of the Fund’s Form N-1A and the Fund’s Form N-SAR or other periodic reports to the Commission and with respect to any other requirements of the Commission.

Section  3.27.         Reports by Independent Certified Public Accountants. At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian’s independent certified public accountants with respect to the custodial services provided by the Custodian under this Agreement, including, without limitation, the Custodian’s accounting system, internal accounting controls and procedures for safeguarding Property, including Property deposited and/or maintained in a Securities System or Eligible Securities Depository or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by any Fund and as may reasonably be obtained by the Custodian. Delivery by the Custodian of its then current SAS 70 Report shall constitute compliance with this Section 3.27.

Section  3.28.         Overdrafts. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Fund for which there are, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Fund, the Custodian may, in its discretion, provide an Overdraft to the applicable Fund, in an amount sufficient to allow the completion of such payment. Overdrafts may also arise by reason of the Custodian’s reversal of any provisional credit extended to a Fund. Any Overdraft provided hereunder (i) shall be payable on demand or at such time as shall be agreed upon by the applicable Fund and the Custodian; and (ii) shall accrue interest from the date of the Overdraft to the date of payment in full by the applicable Fund at a rate agreed upon in writing, from time to time, by the Custodian and the applicable Fund. The Custodian and each Fund acknowledge that the purpose of such Overdrafts is to support on a temporary basis the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency cash needs not reasonably foreseeable by such Fund. The Custodian shall promptly provide an Overdraft Notice of any Overdraft by facsimile transmission or in such other manner as such Fund and the Custodian may agree in writing. If, pursuant to Proper Instructions, a Fund or Series requests the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or Series being liable for the payment of money or incurring liability in some other form, the Fund, or the Fund on behalf of a Series, shall, as a prerequisite to the Custodian agreeing to take such action, provide indemnity to the Custodian in an amount and form satisfactory to the Fund and the Custodian.

Section  3.29.         Reimbursement for Advances. If, in carrying out Proper Instructions, the Custodian advances cash or securities or makes any payment from Custodian’s own funds for any purpose for the benefit of a Fund or Series, including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian’s or its nominee’s own negligence, fraud, willful default or willful misconduct, any Property held for the account of that Fund or Series shall be security for such advance or payment in an amount not to exceed the amount of such advance or payment. If the applicable Fund or Series fails to promptly repay the advance, the Custodian shall be entitled to use such Fund’s or Series’ available cash and to dispose of the

Property of such Fund or Series to the extent necessary to obtain reimbursement in full for the amount of such advance or payment. The security interest granted to the Custodian under this Section 3.29 shall apply to all advances provided by the Custodian to a Fund or Series, including Overdrafts as defined in Section 1.19 and intraday overdrafts that arise and are settled during the same Business Day, for the period during which any such advance remains outstanding.

Section  3.30.         Claims. The Custodian agrees that all claims upon a Fund with respect to subjects covered by the attached Schedule E shall be made in accordance with Schedule E. In the event that the Custodian needs to make a claim against a Fund pursuant to Schedule E, the Custodian must make such claim within ninety (90) Business Days of the event causing the necessary claim, or within such other period as may be mutually agreed upon from time to time by the Custodian and a Fund. Claims not covered by Schedule E shall be made within such period as may be mutually agreed upon from time to time by the Custodian and a Fund. The applicable Fund will research the cause and make payment if applicable, or forward the claim to the appropriate party.

ARTICLE IV.

PROPER INSTRUCTIONS AND RELATED MATTERS

Section  4.01.         Proper Instructions.

(a)           Oral Communications. Proper Instructions in the form of oral communications shall be confirmed on the same day as such instructions are given by the applicable Fund or Series by tested telex or in a writing (including a facsimile transmission) signed or initialed by or on behalf of the applicable Fund or Series by one or more Authorized Persons, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reasonable reliance upon such oral instructions prior to the Custodian’s receipt of such confirmation. Each Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian.

(b)           Form of Proper Instructions. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions. Proper Instructions may be transmitted electronically or by computer, provided that a Fund or Series has followed any relevant security procedures agreed to from time to time by the Fund and the Custodian. Each Fund shall be responsible for safeguarding any testkeys, identification codes or other security devices that the Custodian makes available to the Fund. The Custodian shall be without liability for relying on any instruction, including any instruction transmitted via facsimile, that it reasonably believes to be a Proper Instruction.

(c)           Address for Proper Instructions. Proper Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number, or appropriate electronic address, agreed upon from time to time by the Custodian and the applicable Fund.

Section  4.02.         Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or Secretary of such Fund, a certificate setting forth the names, titles, signatures and scope of authority of Authorized Person(s) of such Fund. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate that deletes the name(s) of a person previously authorized by a Fund to give Proper Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Proper Instructions for that Fund and the Custodian shall promptly notify the Fund of any outstanding notice, request, direction, instruction, certificate or instrument(s) signed by such person on behalf of such Fund.

Section  4.03.         Persons Having Access to Assets of the Fund or Series. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Director, Trustee, officer, employee or agent of any Fund or Series shall have physical access to the assets of the Fund or Series held by the Custodian nor shall the Custodian deliver any assets of such Fund or Series for delivery to an account the Custodian knows or should know to be the account of such person; provided, however, that nothing in this Section 4.03 shall prohibit (i) any Authorized Person from giving Proper Instructions so long as such action does not result in delivery of or access to assets of any Fund or Series prohibited by this Section 4.03; or (ii) each Fund’s independent certified public accountants from examining or reviewing the assets of the Fund or Series held by the Custodian. Each Fund or Series shall deliver to the Custodian a written certificate (duly certified by the Secretary or Treasurer of the Fund) identifying all Authorized Persons, Directors, Trustees, officers, employees and agents of such Fund or Series.

Section  4.04.         Actions of Custodian Based on Proper Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE V.

SUBCUSTODIANS

The Custodian may, from time to time, in accordance with the relevant provisions of this Article V, select and appoint one or more Domestic Subcustodians and/or Foreign Subcustodians to act on behalf of a Fund or Series.

Section  5.01.         Domestic Subcustodians. Upon receipt of Proper Instructions and in accordance therewith, the Custodian may from time to time select and appoint one or more

Domestic Subcustodians to hold and maintain Property of a Fund or a Series in the United States. The Custodian may also, at any time and from time to time, without instructions from a Fund or Series, appoint a Domestic Subcustodian; provided, that, the Custodian shall notify each applicable Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and such Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to each applicable Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, such Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its Subcustodian.

Section  5.02.         Foreign Subcustodians. The Custodian may, at any time and from time to time, select and appoint a Foreign Subcustodian, subject to the provisions of the 17f-5 Procedures and Guidelines included in Schedule B attached hereto. Each Foreign Subcustodian and the countries where it may hold securities and other assets of the applicable Funds shall be listed on Schedule F attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.06 hereof. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment of the Fund or one of its Series that is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian (i) to effect the appropriate arrangements with a proposed foreign subcustodian or (ii) to determine in its sole discretion and timely inform the Fund that such appropriate arrangements are not available through the Custodian.

Section  5.03.         Termination of a Subcustodian. The Custodian shall monitor each Domestic Subcustodian and Foreign Subcustodian on a continuing basis and shall take all reasonable actions to ensure that each such Subcustodian performs all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian. In the event that the Custodian determines that a Subcustodian has failed to substantially perform its obligations thereunder, the Custodian shall promptly notify each applicable Fund of such failure to perform. Upon receipt of Proper Instructions, the Custodian shall terminate a Subcustodian with respect to a Fund and either (i) select and appoint in its sole discretion a replacement Subcustodian in accordance with the provisions of Section 5.01 or Section 5.02, as the case may be, or (ii) determine in its sole discretion and inform the Fund in a timely manner that appropriate alternate arrangements are not available through the Custodian. In addition to the foregoing, the Custodian may, at any time in its discretion, upon written notification to each applicable Fund, terminate any Domestic Subcustodian or Foreign Subcustodian.

Section  5.04.         Eligible Securities Depositories. The Custodian or a Subcustodian may at any time and from time to time place and maintain Property of a Fund or Series with an Eligible Securities Depository subject to the provisions of this Agreement, including the 17f-7 Procedures and Guidelines included in Schedule B. Each Eligible Securities Depository through which the Custodian or any Subcustodian may hold securities and other assets of the Funds shall be listed on Schedule G attached hereto, as it may be amended from time to time. Each Fund or Series and the Custodian understand and acknowledge that a Fund or Series may maintain Property with an Eligible Securities Depository prior to the receipt of the initial risk analysis required by Schedule B and prior to its inclusion on Schedule G; provided, however, that such analysis shall be completed by the Custodian and provided to the Fund or Series as soon as practicable after such Property is placed with the Eligible Securities Depository.

ARTICLE VI.

STANDARD OF CARE; INDEMNIFICATION

Section  6.01.                          Standard of Care.

(a)                                  General Standard of Care. The Custodian shall be responsible for the performance only of those duties and obligations set forth in this Agreement, including any Schedules or Appendices hereto, and/or in Proper Instructions, and shall have no implied duties or obligations hereunder. The Custodian shall exercise reasonable care, diligence, and prudence in carrying out all of these duties and obligations. The Custodian shall be liable to each Fund or Series for all losses, damages and expenses suffered or incurred by such Fund or Series as a direct result of the failure of the Custodian to exercise such reasonable care, diligence and prudence, or as a result of the negligence, fraud, willful default or willful misconduct of the Custodian.

(b)                                 General Limitation on Liability. The Custodian shall have no liability for any indirect, consequential, special or speculative losses, damages, or expenses incurred by a Fund or Series even if Custodian has been advised of the possibility of same and regardless of the form of action. The Custodian shall not be liable for any loss that results from (i) the general risk of investing or (ii) the risk of investing or holding assets in a particular country. The Custodian shall not be liable for the insolvency of a Securities System or Eligible Securities Depository, nor shall the Custodian be liable for the insolvency of any Subcustodian that is not a branch or Affiliate of the Custodian unless the Custodian was negligent in the appointment of such Subcustodian. The Custodian also shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, force majeure, including but not limited to, nationalization, expropriation, or other governmental actions such as currency restrictions or devaluations, strikes or work stoppages (except with respect to employees of the Custodian or a branch or affiliate of the Custodian), insurrection, revolution, acts of war or terrorism, or acts of God.

(c)                                  Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act that this Agreement provides shall be performed or omitted to be performed, by reason of: (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless and to the extent that, in each case, such delay or nonperformance is caused by (1) the negligence, fraud, willful default or willful misconduct of the applicable Person, or (2) a malfunction or failure of equipment operated or used by the applicable Person other than a malfunction or failure beyond such Person’s control that could not reasonably be anticipated and/or prevented by such Person.

(d)                                 Mitigation by Custodian. Upon the occurrence of any event that causes or that the Custodian believes or a Fund reasonably believes will imminently cause any loss, damage or expense to any Fund or Series, the Custodian (i) shall take and (ii) shall take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps to mitigate the effects of such event and to avoid continuing harm to a Fund or Series. If the Custodian must seek Proper Instructions from a Fund or Series in order either to take such commercially reasonable steps itself or to take all reasonable steps to cause any applicable Domestic Subcustodian or Foreign Subcustodian to take all commercially reasonable steps and timely requests such Proper Instructions, but the applicable Fund or Series does not provide such Proper Instructions, the Custodian (both as to itself and with respect to any applicable Subcustodian) shall have no further obligations under this Section 6.01(d).

(e)                                  Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the applicable Fund or Funds, or (ii) at the expense of the Custodian, such other counsel as the Custodian may choose; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 6.01(a).

(f)                                    Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for such Fund by entities other than the Custodian prior to the Custodian’s appointment as custodian for such Fund.

(g)                                 Authorization to Take Action. Subject to the provisions of this Agreement, each Fund or Series authorizes the Custodian to take such actions as may be necessary to fulfill Custodian’s duties and obligations under this Agreement notwithstanding that Custodian or any of its divisions or Affiliates may have a material interest in a transaction or circumstances are such that Custodian may have a potential conflict of duty or interest in connection with a transaction, including a conflict arising from the fact that the Custodian or any of its Affiliates may provide brokerage services to other customers, act as financial adviser to the issuer of Property, act as a lender to the issuer of Property, act as agent for more than one customer in the same transaction, have a material interest in the issuance of Property or earn profits from any of the activities set forth above.

Section  6.02.                          Liability of Custodian for Actions of Other Persons.

(a)                                  Domestic Subcustodians and Foreign Subcustodians. The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian selected by the Custodian, or, subject to the provisions of the Rule 17f-5 Procedures and Guidelines included in Schedule B, any Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself. If a Fund directs the Custodian to appoint a specific Domestic Subcustodian, the Custodian shall, with respect to such Domestic Subcustodian, be responsible only for losses arising from its own negligence, fraud, willful default or willful misconduct. In the event of any loss, damage or expense suffered or incurred by a Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian for which the Custodian is liable, the Custodian shall reimburse such Fund in the amount of any such loss, damage or expense.

(b)                                 Securities Systems. Notwithstanding the provisions of Sections 6.01 and 6.02(a) to the contrary, the Custodian shall only be liable to a Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the use by the Custodian or a Subcustodian of a Securities System to the extent the Custodian or Subcustodian, as applicable, is able to recover from the Securities System, unless such loss, damage or expense is caused by, or results from, the Custodian’s or Subcustodian’s negligence, fraud, willful default or willful misconduct in its interactions with the Securities System; provided, however, that in the event of any such loss, damage or expense, the Custodian shall, or cause its Subcustodians to, take all commercially reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Fund.

(c)                                  Eligible Securities Depositories. With respect to Eligible Securities Depositories, the Custodian shall be responsible only for those duties and obligations set forth in the 17f-7 Procedures and Guidelines included in Schedule B to this Agreement pursuant to the requirements of Rule 17f-7 under the Investment Company Act. The Custodian shall exercise reasonable care, diligence and prudence in carrying out its duties and responsibilities with respect to Eligible Securities Depositories.

(d)                                 Reimbursement of Expenses. Each Fund shall reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.02; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, fraud, willful default or willful misconduct of the Custodian.

Section  6.03.                          Indemnification.

(a)                                  Indemnification Obligations. Subject to the limitations set forth in this Agreement, each Fund or Series severally and not jointly agrees to indemnify and hold harmless the Custodian and its nominees, directors, officers, agents, and employees (collectively, the “Indemnitees”) from all loss, damage and expense (including reasonable attorneys’ fees), including but not limited to those arising out of claims of negligence made by third parties, suffered or incurred by the Indemnitees arising out of or related to actions taken by the Custodian on behalf of such Fund or Series in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to any loss, damage and expense arising out of or related to the negligence, fraud, willful default or willful misconduct of any Indemnitee or to any consequential, special, or speculative loss, damage or expense. In addition, each Fund or Series agrees severally and not jointly to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting solely from the fact that securities and other property of such Fund or Series are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes that may be imposed or assessed against any Person.

(b)                                 Notice of Litigation, Right to Prosecute, Etc. No Fund or Series shall be liable for indemnification for losses or expenses arising out of litigation against an Indemnitee under this Section 6.03 if such Indemnitee shall have failed promptly to notify such Fund in writing of the commencement of any litigation or proceeding brought against such Indemnitee in respect of which indemnity may be sought under this Section 6.03 to the extent that such failure to notify shall have had a material adverse effect on such Fund or Series. With respect to claims in such litigation or proceedings for which indemnity by a Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, such Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from such Fund to any Indemnitee, such Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which such Fund may be subject to an indemnification obligation; provided, however, an Indemnitee shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if such Fund has not acknowledged in writing its obligation to indemnify the Indemnitee with respect to such litigation or proceeding. If such Fund is not permitted to participate in or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Indemnitee shall reasonably prosecute such litigation or proceeding. An Indemnitee shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing each applicable Fund with adequate notice of any such settlement or judgment, and without each such Fund’s prior written consent, which consent shall not be unreasonably withheld. All Indemnitees shall submit written evidence to each applicable Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as such Fund may reasonably request. With respect to the Custodian, if a Fund has acknowledged in writing its obligation to indemnify the Custodian, the Fund shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian’s prior written consent.

(c)                                  Commencement of Litigation. The Custodian may not commence any litigation on behalf of a Fund or Series except pursuant to Proper Instructions or with the applicable Fund’s prior written consent. Except where the Custodian is a necessary party to the litigation, a Fund or Series shall not instruct the Custodian to commence litigation without the Custodian’s prior consent, which consent shall not be unreasonably withheld.

Section  6.04.                          Fund’s Right to Proceed. Notwithstanding anything to the contrary contained herein, each Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s rights against any Subcustodian, Securities System, Eligible Securities Depository or other Person for loss, damage or expense caused such Fund by such Subcustodian, Securities System, Eligible Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System, Eligible Securities Depository or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that such Fund has not been made whole for any such loss or damage. If the Custodian makes such Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person and the Fund shall provide the Custodian with reasonable cooperation in respect of such enforcement. Upon such Fund’s election to enforce any rights of the Custodian under this Section 6.04, such Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by such Fund; provided that, so long as such Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 6.03 hereof with respect to such claim, such Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by such Fund without the Custodian’s consent and, provided further, that if such Fund has not made an acknowledgement of its obligation to indemnify, such Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with each Fund and take all actions reasonably requested by such Fund in connection with such Fund’s enforcement of any rights of the Custodian. Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of such Fund in connection with the fulfillment of its obligations under this Section 6.04; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, fraud, willful default or willful misconduct of the Custodian. Each Fund agrees that it shall not settle for other than monetary damages a claim that materially affects the Custodian without the Custodian’s prior written consent.

ARTICLE VII.

COMPENSATION

Each Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and such Fund.

ARTICLE VIII.

TERMINATION

Section  8.01.                          Termination of Agreement as to One or More Funds. With respect to each Fund, this Agreement shall continue in full force and effect until the first to occur of: (i) termination by the Custodian by an instrument in writing delivered or mailed to such Fund, such termination to take effect not sooner than sixty (60) days after the date of such delivery; (ii) termination by such Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than sixty (60) days after the date of such delivery; or (iii) termination by such Fund by written notice delivered to the Custodian, based upon such Fund’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian’s receipt of such notice or at such later time as such Fund shall designate. In the event of termination pursuant to this Section 8.01 by any Fund, each Terminating Fund shall make payment of all accrued fees and unreimbursed expenses with respect to such Terminating Fund within a reasonable time following termination and delivery of a statement to the Terminating Fund setting forth such fees and expenses. In the event of a termination by a Fund or the Custodian, each Fund shall identify in any notice of termination or in a subsequent writing, a successor custodian or custodians to which the Property of the Terminating Fund shall, upon termination of this Agreement with respect to such Terminating Fund, be delivered. In the event that securities and other assets of such Terminating Fund remain in the possession of the Custodian after the date of termination hereof with respect to such Terminating Fund owing to failure of the Terminating Fund to appoint a successor custodian (i) the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Terminating Fund shall remain in full force and effect and (ii) the Custodian may (but shall be under no obligation to), upon 30 day’s written notice to the Terminating Fund appoint a successor custodian provided that such successor custodian is eligible to hold the Terminating Fund’s assets and the Terminating Fund shall not have objected to such appointment. In the event of the appointment of a successor custodian, it is agreed that the Property owned by a Terminating Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with such Terminating Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement. Upon the transfer of the assets of a Terminating Fund to a successor custodian, the Custodian may deduct from such assets prior to the transfer an amount equal to the sum of any unpaid fees or expenses to which the Custodian is entitled by reason of its services as Custodian.

Section  8.02.                          Termination as to One or More Series. This Agreement may be terminated as to one or more Series of a Fund (but less than all Series) by delivery of an amended Schedule A deleting such Series pursuant to Section 9.06 hereof, in which case termination as to such deleted Series shall take effect thirty (30) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Series shall constitute a termination of this Agreement only with respect to such deleted Series, shall be governed by the preceding provisions of Section 8.01 as to the identification of a successor custodian and the delivery of Property of the Series so deleted, and shall not affect the obligations of the Custodian and any Fund hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

ARTICLE IX.

MISCELLANEOUS

Section  9.01.                          Execution of Documents, Etc.

(a)                                  Actions by each Fund. Upon request, each Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to such Fund under this Agreement or any applicable subcustodian agreement with respect to such Fund, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

(b)                                 Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to each applicable Fund or to such other parties as such Fund(s) may designate in such Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

Section  9.02.                          Representative Capacity; Nonrecourse Obligations. A copy of the articles of incorporation, declaration of trust or other organizational document of each Fund is on file with the secretary of the state of the Fund’s formation, and notice is hereby given that this Agreement is not executed on behalf of the directors or trustees of any Fund as individuals, and the obligations of this Agreement are not binding upon any of the directors, trustees, officers, shareholders or partners of any Fund individually, but are binding only upon the Property of each Fund or Series. The Custodian agrees that no shareholder, director, trustee, officer or partner of any Fund may be held personally liable or responsible for any obligations of any Fund arising out of this Agreement.

Section  9.03.                          Several Obligations of the Funds and the Series. With respect to any obligations of a Fund on its own behalf or on behalf of any of its Series arising out of this Agreement, including, without limitation, the obligations arising under Sections 3.28, 6.03, 6.04 and Article VII hereof, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the applicable Fund or Series to which such obligation relates as though each Fund had separately contracted with the Custodian by separate written instrument on its own behalf and with respect to each of its Series.

Section  9.04.                          Representations and Warranties.

(a)                                  Representations and Warranties of Each Fund. Each Fund hereby severally and not jointly represents and warrants that each of the following shall be true, correct and complete with respect to each Fund at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company or closed-end management investment company, as the case may be, under the Investment Company Act,  and (ii) the execution, delivery and performance by the Fund of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any provision of the Fund’s articles of incorporation, declaration of trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or, if any, Statement of Additional Information.

(b)                                 Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Fund that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian and foreign custody manager to open-end management investment companies or closed-end investment companies, as the case may be, under the provisions of the Investment Company Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (1) within its power, (2) have been duly authorized by all necessary action, and (3) will not (a) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (b) violate any provision of the Custodian’s corporate charter, or other organizational document, or bylaws, or any amendment thereof.

Section  9.05.                          Entire Agreement. This Agreement constitutes the entire understanding and agreement of each Fund, on the one hand, and the Custodian, on the other, with respect to the subject matter hereof and, accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between each Fund and the Custodian.

Section  9.06.                          Waivers and Amendments. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however: (i) Schedule A listing each Fund and each Series for which the Custodian serves as custodian may be amended from time to time to add one or more Funds or one or more Series of one or more Funds, by each applicable Fund’s execution and delivery to the Custodian of an amended Schedule A, and the execution of such amended Schedule A by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian. Schedule A may also be amended from time to time to delete one or more Funds or one or more Series (but less than all of the Series) of one or more Funds, by each applicable Fund’s execution and delivery to the Custodian of an amended Schedule A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and each applicable Fund in writing; (ii) Schedule B setting forth the 17f-5/17f-7 Procedures and Guidelines may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iii) Schedule C setting forth the Custodian’s duties and obligations with respect to tax services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (iv) Schedule D setting forth the Custodian’s duties and obligations with respect to proxy services may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; (v) Schedule E relating to claims may be amended only by an instrument in writing executed by each applicable Fund and the Custodian; and (vi) Schedule F setting forth the foreign subcustodian bank network used by each Fund or Series may be amended by the Custodian at any time upon prompt written notice to each applicable Fund.

Section  9.07.                          Interpretation. In connection with the operation of this Agreement, the Custodian and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to such Fund as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of the Fund. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other Fund.

Section  9.08.                          Captions. Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

Section  9.09.                          Governing Law. Insofar as any question or dispute may arise in connection with this Agreement, the provisions of this Agreement shall be construed in accordance with and be governed by the laws of the State of New York without reference to the conflict of laws provisions of the State of New York.

Section  9.10.                          Notices. Except in the case of Proper Instructions, notices and other writings contemplated by this Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid) to the parties at the following addresses:

1.	If to any Fund:
c/o Merrill Lynch Investment Managers, L.P.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Attn: Donald C. Burke
Telephone: (609) 282-7085
Telefax: (609) 282-7231

2.	If to the Custodian:
State Street Bank and Trust Company
One Heritage Drive, 2 North
North Quincy, MA 02171

Attn: Linda Murphy
Telephone: (617) 985-6308
Telefax: (617) 537-5152

or to such other address as a Fund or the Custodian may have designated in writing to the other.

Section  9.11.                          Assignment. This Agreement shall be binding on and shall inure to the benefit of each Fund severally and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section 8.01 hereof, neither the Custodian nor any

Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

Section  9.12.                          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. With respect to each Fund, this Agreement shall become effective when an amended Schedule A including the Fund has been signed and delivered by such Fund to the Custodian.

Section  9.13.                          Confidentiality; Survival of Obligations. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of Securities and Exchange Commission Regulation S-P, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation. The provisions of this Section 9.13 and Sections 9.01, 9.02, 9.03, 9.09, 3.27, 4.01(a), 4.04, 8.01, Article VI and Article VII hereof, and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

Section  9.14.                          Shareholder Communications. Rule 14b-2 under the Securities Exchange Act of 1934, as amended, requires banks that hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether the Fund authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose stock the Fund owns. If a Fund tells the Custodian “no,” the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. Please indicate below whether the Funds consent or object by checking one of the alternatives below

YES [ ]	The Custodian is authorized to release each Fund’s name, address, and share positions.

NO [ ]	The Custodian is not authorized to release each Fund’s name, address, and share positions.

– SIGNATURES FOLLOW –

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf on the day and year first above written.

Each of the Investment Companies Listed on	State Street Bank and Trust Company
Schedule A Attached Hereto

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: